Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$6,365,020
Unrealized Gain (Loss) on Market Value of Futures	11,997,540
Dividend Income	4,374
Interest Income	629
ETF Transaction Fees	4,000
Total Income (Loss)	$18,371,563

Expenses
Investment Advisory Fee	$136,878
Tax Reporting Fees	26,753
Audit Fees	7,192
NYMEX License Fee	5,494
Brokerage Commissions	4,643
Non-interested Directors' Fees and Expenses	1,476
Prepaid Insurance Expense	840
SEC & FINRA Registration Expense	806
Total Expenses	$184,082
Net Gain (Loss)	$18,187,481

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$248,608,577
Additions (800,000 Units)	37,850,863
Withdrawals (400,000 Units)	(18,494,016)
Net Gain (Loss)	18,187,481

Net Asset Value End of Period	$286,152,905
Net Asset Value Per Unit (5,900,000 Units)	$48.50

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502